UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 26, 2010
infoGROUP Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34298	47-0751545
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
5711 South 86th Circle
Omaha, Nebraska 68127
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (402) 593-4500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
As previously announced, on March 8, 2010, infoGroup Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Omaha Holdco Inc., a Delaware corporation (“Parent”), and Omaha Acquisition Inc., a Delaware corporation (“Acquisition Sub”), providing for the merger of Acquisition Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Acquisition Sub are affiliates of CCMP Capital Advisors LLC.
On May 26, 2010, the Board of Directors of the Company established May 27, 2010 as the record date for the special meeting of the Company’s stockholders to consider and vote upon a proposal to adopt and approve the Merger Agreement (the “Special Meeting”). Stockholders of record as of the close of business on May 27, 2010 will be entitled to notice of, and to vote at the Special Meeting. The Special Meeting is scheduled to be held on June 29, 2010, at 9:30 a.m. at the Hilton Omaha, 1001 Cass Street, Omaha, Nebraska 68102 at 9:30 a.m. local time.
The definitive Proxy Statement for the Special Meeting will be filed with the Securities and Exchange Commission and first mailed to stockholders on or about May 28, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

infoGROUP INC.
By:	/s/ Thomas J. McCusker
Thomas J. McCusker
Secretary and Executive Vice President for Business Conduct and General Counsel

Date: May 27, 2010